UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

Atlanticus Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 400, Atlanta, Georgia 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2014, Richard R. House, Jr. announced his resignation as President and a member of the Board of Directors of Atlanticus Holdings Corporation (the “Company”), effective March 31, 2014. Mr. House intends to pursue other business opportunities. Mr. House has served as the Company’s President since 2000 and has been a director since 2002.

On February 21, 2014, the Company announced that the Board appointed Jeff Howard as President and a member of the Board of the Company, effective April 1, 2014. Mr. Howard, age 44, joined our subsidiary Atlanticus Services Corporation in 2001 and has served as Executive Managing Director of that subsidiary since 2012 and as Director of Corporate Development since 2001.

The only related-party transaction between Mr. Howard and the Company reportable under Item 404(a) of Regulation S-K was his participation in the Company’s September 2012 tender offer, in which the Company purchased 17,647 shares of the Company’s Common Stock at $10 per share, for a total purchase price of $176,470, from Mr. Howard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTICUS HOLDINGS CORPORATION

Date: February 21, 2014	By:	/s/ William R. McCamey
	Name:	William R. McCamey
	Title:	Chief Financial Officer and Treasurer